                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            TECH DATA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [TECH DATA LOGO]




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Tech Data Corporation:

         The Annual Meeting of Shareholders of Tech Data Corporation (the "Company") will be held at Tech Data Corporation's headquarters, 5350 Tech Data Drive, Clearwater, Florida on Tuesday, June 23, 1998, at 3:30 p.m. for the following purposes:

                  1. To elect two directors to hold office until the 1999 Annual Meeting of Shareholders, to elect one director to hold office until the 2000 Annual Meeting of Shareholders and to elect three directors to hold office until the 2001 Annual Meeting of Shareholders, all to hold office until their successors are duly elected and qualified;

                  2. To consider and vote upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the number of board members from a maximum of nine to a maximum of thirteen members;

                  3. To consider and vote upon a proposal to ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the fiscal year ending January 31, 1999; and

                  4. To transact any other business as may properly come before the meeting.

         Shareholders of record as of the close of business on May 1, 1998 will be entitled to vote at this meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.


                                    By Order of the Board of Directors,



                                    ARTHUR W. SINGLETON
                                    Vice President, Treasurer and Secretary

May 4, 1998

              IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON,
               PLEASE VOTE ON THE MATTERS TO BE CONSIDERED AT THE
              MEETING BY COMPLETING THE ENCLOSED PROXY AND MAILING
                      IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              TECH DATA CORPORATION
                              5350 Tech Data Drive
                            Clearwater, Florida 33760
                                 (813) 539-7429


                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Tech Data Corporation (the "Company") for the Annual Meeting of Shareholders to be held on Tuesday, June 23, 1998, at 3:30 p.m., or any adjournment thereof.

         If the accompanying proxy form is completed, signed and returned, the shares represented thereby will be voted at the meeting. The giving of the proxy does not affect the right to vote in person should the shareholder be able to attend the meeting. The shareholder may revoke the proxy at any time prior to the voting thereof.

         The annual report of the Company for the fiscal year ended January 31, 1998 is being mailed with this proxy statement to shareholders entitled to vote at the meeting. The cost of all proxy solicitation will be paid by the Company.

                          SHAREHOLDERS ENTITLED TO VOTE

         Shareholders of record as of the close of business on May 1, 1998 are entitled to notice of and to vote at the Annual Meeting. At that date, there were 48,461,000 shares of Common Stock outstanding and 226,500 shares of Preferred Stock outstanding and entitled to vote. Each outstanding share of Preferred Stock and Common Stock is entitled to one vote on all matters submitted to a vote of shareholders, except for matters involving mergers, the sale of all Company assets, amendments to the Company's charter and exchanges of Company stock for stock of another company which require approval by a majority of each class of capital stock. In such matters, the preferred and common shareholders will each vote as a separate class.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting who will also determine whether a quorum is present for the transaction of business. The Company's By-laws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a "broker non-vote"). Because abstentions will be counted as shares that are present at the meeting, abstentions will be the equivalent of negative votes. Broker non-votes will be counted as votes for, not against, matters presented for shareholder consideration. Under Florida corporate law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

                             PRINCIPAL SHAREHOLDERS

         In addition to the ownership of Common Stock indicated below, Edward C. Raymund, a director of the Company, beneficially owns 113,260 shares of Preferred Stock (which, with the 113,240 shares owned by Annette L. Raymund, is all of the Preferred Stock outstanding), each share of which is entitled to one vote. In connection with the terms of an employment agreement dated as of January 31, 1991, between Mr. Raymund and the Company (see "Executive Compensation-Employment Agreements"), providing for Mr. Raymund's employment from February 1, 1991 through January 31, 2001, Mr. Raymund entered into an irrevocable proxy and escrow agreement (the "Irrevocable Proxy"). In connection with an amendment to the employment agreement dated November 13, 1992, Annette
L. Raymund has also entered into the Irrevocable Proxy. Under the terms of the Irrevocable Proxy, four of the directors of the Company, Charles E. Adair, Daniel M. Doyle, Donald F. Dunn and John Y. Williams (in their capacity as "outside" directors of the Company), have been granted full power and authority to vote the aggregate 226,500 shares of Preferred Stock. Each Irrevocable Proxy has a three year term in accordance with Section 607.0722 of the Florida Business Corporation Act. For the employment agreement to remain in effect, successive three year Irrevocable Proxies must be executed through January 31, 2001.

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (information regarding the Company's Preferred Stock is set forth in the preceding paragraph and under "Executive Compensation-Employment Agreements") as of May 1, 1998, by (i) each person known by the Company to own beneficially more than 5% of the shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Executive Officers (as defined under "Executive Compensation"), and
(iv) such directors and all executive officers as a group.

          Name of                                       Amount and                     Percent of
    Beneficial Owner(1)                      Nature of Beneficial Ownership(2)           Class
    -------------------                      ---------------------------------         ----------
Charles E. Adair                                        15,000 (3)                          *
Peggy K. Caldwell                                       55,788 (4)                          *
Timothy J. Curran                                           --                              *
Daniel M. Doyle                                         19,000 (5)                          *
Donald F. Dunn                                          27,000 (6)                          *
Jeffery P. Howells                                      46,795 (7)                          *
Anthony A. Ibarguen                                      1,263                              *
Edward C. Raymund                                      251,275 (8)                          *
Steven A. Raymund                                    3,496,456 (9)                        7.2%
David M. Upton                                             110                              *
John Y. Williams                                        29,000(10)                          *
All executive officers and directors
 as a group (19 persons)                             4,687,698(11)                        9.7%
FMR Corp.                                            5,493,300(12)                       11.3%
   82 Devonshire Street
  Boston, Massachusetts 02109
AMVESCAP PLC                                         4,416,400(13)                        9.1%
   11 Devonshire Square
   London EC2M 4XR
   England

          Name of                                       Amount and                     Percent of
    Beneficial Owner(1)                      Nature of Beneficial Ownership(2)           Class
    -------------------                      ---------------------------------         ----------
Sandford C. Bernstein & Co., Inc.                      3,286,363 (14)                     6.8%
 767 Fifth Avenue
 New York, New York 10153
Tiger Management L.L.C.
  101 Park Avenue
  New York, New York 10178                             3,198,900 (15)                     6.6%

* Beneficial ownership represents less than 1% of the Company's outstanding shares of Common Stock.

(1) The address for all of the above-listed beneficial owners (except as otherwise set forth) is: 5350 Tech Data Drive, Clearwater, Florida 33760.

(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.

(3) Includes 5,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1998.

(4) Includes 28,820 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1998. Also includes 1,338 shares in her Employee Stock Ownership Plan (the "ESOP") account.

(5) Includes 9,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1998.

(6) Includes 7,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1998.

(7) Includes 32,640 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1998. Also includes 1,235 shares held in his ESOP account.

(8) Includes 152,900 shares owned by a trust of which he is the trustee; includes 90,000 shares owned by a partnership of which he is a general partner; and includes 8,375 shares held in his ESOP account.

(9) Includes 400,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1998; includes 2,917,570 shares owned by a partnership which is indirectly owned by Mr. Raymund; includes 28,500 shares owned by inter vivos trusts of which he is a trustee; and includes 148,386 shares held in his ESOP account.

(10) Includes 23,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1998.

(11) Includes 593,365 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of May 1, 1998. Also includes 782,128 shares owned by the ESOP for which certain officers of the Company serve as trustees. Such officers are deemed to be beneficial owners of such shares.

(12) Ownership information of FMR Corp. is based on its Schedule 13G filed with the Securities and Exchange Commission, dated February 14, 1998, which reported that FMR Corp. had sole voting power over 39,200 of these shares.

(13) Ownership information of AMVESCAP PLC is based on its Schedule 13G filed with the Securities and Exchange Commission, dated February 9, 1998, which reported that AMVESCAP PLC and certain related entities had sole voting power over none of these shares. The related entities included in the AMVESCAP PLC Schedule 13G filing are as follows: AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc. and INVESCO Realty Advisers, Inc.

(14) Ownership information of Sanford C. Bernstein & Co., Inc. is based on its Schedule 13G filed with the Securities and Exchange Commission on February 4, 1998, which reported that Sanford C. Bernstein & Co., Inc. had sole voting power over 1,615,581 of these shares.

(15)     Ownership information of Tiger Management L.L.C. is based on its
         Schedule 13G filed with the Securities and Exchange Commission on February 13, 1998, which includes ownership information for Tiger Management L.L.C. and Tiger Performance L.L.C., both of which are ultimately controlled by Julian H. Robertson, Jr. Tiger Management L.L.C., Tiger Performance L.L.C. and Julian H. Robertson, Jr. reported that they had sole voting power over none of these shares.

                              ELECTION OF DIRECTORS

         PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

         Pursuant to the Company's Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, terms of which expire alternately over a three-year period. At each Annual Meeting of Shareholders, successors to directors whose terms expire at that meeting shall be elected for three-year terms. Two directors are to be elected at this Annual Meeting of Shareholders to hold office for a term of one year expiring at the 1999 Annual Meeting of Shareholders, one director is to be elected at this Annual Meeting of Shareholders to hold office for two years expiring at the 2000 Annual Meeting of Shareholders and three directors are to be elected at this Annual Meeting of Shareholders to hold office for a term of three years expiring at the 2001 Annual Meeting of Shareholders, all to hold office until their successors shall have been elected and qualified. In the event any nominee is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

         Certain information is given below for the nominees for directors and for each director whose term of office will continue after the Annual Meeting.

                                                                 Principal Occupation                                   Director
Nominee                                        Age               and Other Information                                    Since
-------                                        ---               ---------------------                                    -----
                                       NOMINEES FOR DIRECTOR - TERMS TO EXPIRE 2001

Charles E. Adair (1)(2)                        50      Charles E. Adair since 1992 has been the President of               1995
                                                       Adair & Associates, Inc. (a private investment and
                                                       consulting firm) and since 1993 has been the President of
                                                       Kowaliga Capital, Inc. (a venture capital management
                                                       firm).  Prior thereto, for nineteen years he was employed
                                                       by Durr-Fillauer Medical, Inc., then a publicly-held
                                                       distributor of pharmaceutical products of major healthcare manufacturers, serving as President and Chief Operating
                                                       Officer from 1981 to 1992.  Mr. Adair also is a director of
                                                       Performance Food Group, Inc. (a food distribution
                                                       company) and Horizon Medical Products, Inc. (a
                                                       manufacturer/distributor of vascular access products).
                                                       Mr. Adair, who is a certified public accountant, attended
                                                       Vanderbilt University and holds a B.S. Degree in
                                                       Accounting from the University of Alabama.

                                                                 Principal Occupation                                   Director
Nominee                                        Age               and Other Information                                    Since
-------                                        ---               ---------------------                                    -----
Edward C. Raymund (3)                          69       Edward C. Raymund has been employed continuously                  1974
                                                        by the Company in various management positions since
                                                        he founded it in 1974 and is currently the Chairman
                                                        Emeritus.  Mr. Raymund has been a director of PC
                                                        Service Source, Inc. (personal computer parts
                                                        distribution) since March 1994.  Mr. Raymund holds a
                                                        B.S. Degree in Finance from the University of Southern
                                                        California.

John Y. Williams (1)(2)                        55       John Y. Williams has been a Managing Director of                  1988
                                                        Grubb & Williams, Ltd. ("GWL"), (an Atlanta-based
                                                        merchant banking firm) since 1987 and a Managing
                                                        Director of Equity-South Advisors, LLC (a merchant
                                                        banking affiliate of GWL) since January 1995.  Prior
                                                        thereto, he was an investment banker for more than 18
                                                        years with several firms.  Mr. Williams has been a
                                                        director of Law Companies Group, Inc. (an engineering
                                                        consulting firm) since December 1995.  Mr. Williams
                                                        holds a B.I. Engr. Degree from Georgia Institute of
                                                        Technology and a Masters in Business Administration
                                                        Degree from the Harvard Business School.



                                        NOMINEE FOR DIRECTOR - TERM TO EXPIRE 2000

Anthony A. Ibarguen                            38       Anthony A. Ibarguen, President and Chief Operating
                                                        Officer, joined the Company in September 1996 as                  --
                                                        President of the Americas and was appointed President
                                                        and Chief Operating Officer in March 1997.  Prior to
                                                        joining the Company, he was employed by ENTEX
                                                        Information Services, Inc. from August 1993 to
                                                        August 1996 as Executive Vice President of Sales and
                                                        Marketing.  From June 1990 to August 1993, he was
                                                        employed by JWP, Inc. most recently as a Vice
                                                        President.  Mr. Ibarguen holds a B.S. Degree in
                                                        Marketing from Boston College and a Masters in
                                                        Business Administration Degree from Harvard
                                                        University.

                                                                 Principal Occupation                                   Director
Nominee                                        Age               and Other Information                                    Since
-------                                        ---               ---------------------                                    -----
                                   DIRECTORS CONTINUING IN OFFICE - TERMS TO EXPIRE 2000

Daniel M. Doyle (1)(2)                          57        Daniel M. Doyle has been the Chief Executive Officer              1994
                                                          and a director, since January 1987, of Danka Business
                                                          Systems PLC which owns Danka Industries, Inc., (a
                                                          distributor of automated office equipment and related
                                                          services).  Mr. Doyle was one of the founders of
                                                          Danka Industries, Inc.  Mr. Doyle attended John
                                                          Carroll University.

Steven A. Raymund (3)                           42        Steven A. Raymund has been employed by the                        1986
                                                          Company since 1981.  He has served as Chief
                                                          Executive Officer since January 1986 and as Chairman
                                                          of the Board since April 1991.  In March 1993, Mr.
                                                          Raymund became a director of Jumbo Sports, Inc. (a
                                                          retail sporting goods chain).  In January 1996, Mr.
                                                          Raymund became a director of Jabil Circuit, Inc.
                                                          (manufacturer of circuit boards).  He has a B.S. Degree
                                                          in Economics from the University of Oregon and a
                                                          Masters Degree from the Georgetown University
                                                          School of Foreign Service.


                                       NOMINEES FOR DIRECTOR - TERMS TO EXPIRE 1999


Jeffery P. Howells                              41        Jeffery P. Howells, Executive Vice President of                   --
                                                          Finance and Chief Financial Officer, joined the
                                                          Company in October 1991 as Vice President of
                                                          Finance and assumed the responsibilities of Chief
                                                          Financial Officer in March 1992.  In March 1993, he
                                                          was promoted to Senior Vice President of Finance and
                                                          Chief Financial Officer and was promoted to
                                                          Executive Vice President of Finance and Chief
                                                          Financial Officer in March 1997.  From June 1991
                                                          through September 1991 he was employed as Vice
                                                          President of Finance of Inex Vision Systems.  From
                                                          1979 to May 1991 he was employed by Price
                                                          Waterhouse, most recently as a Senior Audit Manager.
                                                          Mr. Howells is a Certified Public Accountant and
                                                          holds a B.B.A. Degree in Accounting from Stetson
                                                          University.


David M. Upton (1)(2)                           38        David M. Upton has been on the faculty of the                     1997
                                                          Harvard Business School since 1989.  He currently
                                                          teaches courses in Technology and Operations
                                                          Management and is the faculty chair of Harvard's
                                                          executive course - Building Competitive Advantage
                                                          through Operations.  Dr. Upton is a director of HK
                                                          Systems, Inc. (an automated materials handling
                                                          company).  Dr. Upton holds a Masters Degree in
                                                          Manufacturing from King's College, Cambridge
                                                          University and also holds a Ph.D. in Industrial
                                                          Engineering from Purdue University.

                                                                 Principal Occupation                                   Director
Nominee                                        Age               and Other Information                                    Since
-------                                        ---               ---------------------                                    -----
                                    DIRECTOR CONTINUING IN OFFICE - TERM TO EXPIRE 1999

Donald F. Dunn (1)(2)                           72        Donald F. Dunn has been a director of Proffitt's,                1991
                                                          Inc. (a department store chain) since February
                                                          1996.  From 1977 to August 1988 he was Senior
                                                          Vice President and a director of Allied Stores
                                                          Corporation.  From May 1987 to August 1988 he
                                                          was Chairman and Chief Executive Officer of Maas
                                                          Brothers/Jordan Marsh (a division of Allied Stores
                                                          Corporation).  Mr. Dunn holds a B.S. Degree from
                                                          Babson Institute.


(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.
(3)      Steven A. Raymund is the son of Edward C. Raymund.

         The Board of Directors held five meetings during the fiscal year ended January 31, 1998. The current standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee and the Compensation Committee each met twice during the fiscal year ended January 31, 1998. All directors attended at least 75% of the meetings of the Board of Directors and all Committees on which they served during the fiscal year ended January 31, 1998. The function of the Audit Committee is to meet periodically with the Company's independent and internal auditors to review the scope and results of their audits and to consider various accounting and auditing matters related to the Company, including its internal control structure. The Audit Committee also makes recommendations to the Board of Directors regarding the independent public accountants to be appointed as the Company's auditors. The function of the Compensation Committee is to meet periodically to review and recommend management compensation plans.

         During the fiscal year ended January 31, 1998, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the "SEC") on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

                             EXECUTIVE COMPENSATION

         The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended January 31, 1998, 1997 and 1996 for (i) the Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                ANNUAL COMPENSATION(1)               AWARDS
                                        -------------------------------------     ------------
      NAME AND                                                                      OPTIONS        ALL OTHER
 PRINCIPAL POSITION           YEAR      SALARY($)     BONUS($)(2)      OTHER        (SHARES)    COMPENSATION (3)
--------------------          ----      ---------     -----------     -------      ----------   ----------------
Steven A. Raymund             1998      $650,000      $1,137,000      $ 5,000       75,000         $ 5,000
Chairman of the Board         1997       500,000       1,025,000        5,000       75,000           5,000
 of Directors and Chief       1996       400,000         400,000        5,000      100,000(4)        5,000
 Executive Officer

Anthony A. Ibarguen(5)        1998       400,000         564,000        5,000       65,000          32,000
President and Chief           1997       114,000         128,000        5,000       50,000          27,000
 Operating Officer

Jeffery P. Howells            1998       300,000         375,000        5,000       45,000           5,000
Executive Vice President      1997       225,000         231,000        5,000       35,000           5,000
 of Finance and               1996       185,000          83,000        5,000       85,000(4)        5,000
 Chief Financial Officer

Peggy K. Caldwell             1998       250,000         260,000        5,000       35,000           5,000
Senior Vice President         1997       225,000         256,000        5,000       35,000           5,000
 of Marketing                 1996       185,000          83,000        5,000       85,000(4)        5,000

Timothy J. Curran(6)          1998       201,000         217,000       10,000       35,000          99,000
Senior Vice President
 of Sales

(1) Includes amounts deferred under the Company's retirement savings and deferred compensation plans. See "Retirement Savings Plan" and "Deferred Compensation Plan".

(2) Amounts reflected for bonuses are based on performance for the indicated fiscal year and are typically approved by the Board of Directors and paid in March following the end of the fiscal year.

(3) All other compensation relates to Company contributions to the ESOP and retirement savings plan, except Mr. Ibarguen received relocation reimbursement of $28,000 in fiscal 1998 and $27,000 in fiscal 1997 and Mr. Curran received relocation reimbursement of $99,000 in fiscal 1998.

(4) All fiscal year 1995 stock options were canceled and reissued in fiscal year 1996 and are included in the total of fiscal year 1996 stock option grants. Mr. Raymund's 1995 stock options were not repriced.

(5) Mr. Ibarguen began his employment with the Company on September 23, 1996. In the event Mr. Ibarguen's employment is terminated other than for cause or if for good reason he resigns (as defined in Mr. Ibarguen's offer of employment), the Company will pay as severance pay an amount equal to Mr. Ibarguen's annual base compensation then in effect. Good reason to resign includes a change in control of the Company. In addition, all stock options granted to Mr. Ibarguen through January 31, 1998 shall, in the event of termination or resignation for good cause, be vested and become exercisable as of the date of termination and must be exercised within one year from the termination date or the options will expire.

(6)      Mr. Curran began his employment with the Company on April 1, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides details regarding stock options granted to the Executive Officers during the fiscal year ended January 31, 1998.

                                       NUMBER OF    % OF TOTAL
                                        OPTIONS      OPTIONS
                                        GRANTED     GRANTED TO                                         GRANT DATE
                                          IN       EMPLOYEES IN      EXERCISE       EXPIRATION          PRESENT
             NAME                       1998(1)     FISCAL YEAR     PRICE($/SH)        DATE             VALUE(2)
   ------------------------             -------     -----------     -----------     ----------         ----------
Steven A. Raymund ............          75,000          4.6%          $24.13          3/25/07          $1,005,000
Anthony A. Ibarguen ..........          65,000          4.0            24.13          3/25/07             871,000
Jeffery P. Howells ...........          45,000          2.7            24.13          3/25/07             603,000
Peggy K. Caldwell ............          35,000          2.1            24.13          3/25/07             469,000
Timothy J. Curran ............          35,000          2.1            23.88           4/1/07             464,000

(1) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options become 40% exercisable two years from the date of grant and vest an additional 20% on each of the three succeeding anniversaries, becoming fully exercisable following five years from the date of grant. For more information regarding the Company's stock option plans, see "Stock Option Plans".

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present
      Value: estimated option term of five years, volatility at 56%, dividend yield at 0.0%, and an annual interest rate of 6.76%. The Company does not believe that the Black-Scholes model, or any other model can accurately determine the value of an employee stock option. Accordingly, there is no assurance that the value, if any, realized by an executive, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                                         VALUE OF UNEXERCISED
                               SHARES                               NUMBER OF UNEXERCISED                IN-THE-MONEY OPTIONS
                              ACQUIRED                               OPTIONS AT YEAR-END                     AT YEAR-END
                             ON EXERCISE       VALUE           ------------------------------      --------------------------------
        NAME                   IN 1998        REALIZED         EXERCISABLE      UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
--------------------         -----------      --------         -----------      -------------      -----------        -------------
Steven A. Raymund .......           --               --          280,000           345,000          $7,705,000          $8,545,000
Anthony A. Ibarguen .....           --               --               --           115,000                  --           1,993,000
Jeffery P. Howells ......       42,000       $1,455,000               --           131,000                  --           3,323,000
Peggy K. Caldwell .......       80,000        2,629,000               --           121,000                  --           3,141,000
Timothy J. Curran .......           --               --               --            35,000                  --             648,000

                         TEN-YEAR OPTION/SAR REPRICINGS

         The following table provides information on all option repricings for the Executive Officers during the last ten fiscal years.

                                                                                                                  Length of Original
                                         Number of Shares                                                            Option Term
                                         of Common Stock       Market Price of     Exercise Price                    Remaining at
                                        Underlying Options     Common Stock at       at Time of     New Exercise       Date of
        Name                 Date            Repriced         Time of Repricing      Repricing          Price        Repricing(1)
----------------------     --------     ------------------    -----------------    --------------   ------------   ----------------
Jeffery P. Howells         11/28/95           50,000               $14.63              20.25           $14.63      8 yrs., 4 months
Peggy K. Caldwell          11/28/95           50,000                14.63              20.25            14.63      8 yrs., 4 months

(1) The vesting period of these repriced options corresponds to their original date of grant, March 21, 1994. Accordingly, the first vesting date was March 21, 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         INTRODUCTION

         The Compensation Committee of the Board of Directors composed entirely of independent, non-employee directors, recommends to the Board the compensation of Executive Officers. The Company is required to provide herein certain information concerning compensation provided to the Company's Chairman and Chief Executive Officer and the four other most highly compensated Executive Officers. The disclosure requirements for the Executive Officers include the use of tables and a report of the Committee responsible for compensation decisions for the named Executive Officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

         COMPENSATION COMMITTEE ROLE

         The Compensation Committee of the Board of Directors is responsible for making recommendations to the Board of Directors concerning the salaries of Executive Officers. The Committee's responsibilities include the review of salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters.

         COMPENSATION PHILOSOPHY

         The compensation philosophy for Executive Officers generally conforms to the compensation philosophy of the Company for all employees. The Company's compensation is designed to:

         provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

         provide compensation which relates to the performance of the individual and differentiates based upon individual performance;

         provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

         provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

         EXECUTIVE OFFICERS' COMPENSATION PROGRAM

         The Company's Executive Officers' compensation program is comprised of base salary, annual cash performance bonus plan compensation and long-term incentive compensation in the form of stock options. In addition, the Company's Executive Officers receive various other benefits, including medical benefits, participation in an employee stock ownership plan and a retirement savings plan, all of which are generally available to other U.S. employees of the Company.

                  BASE SALARY

         The Compensation Committee reviewed the salaries of the Executive Officers of the Company in March 1997. The Committee made salary decisions about the Executive Officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries are competitively set relative to companies in the distribution industry and other comparable companies. Second, the Committee considered the performance of the individual Executive Officer with respect to the areas under his or her responsibility, including an assessment of the value of each to the Company. Third, internal equity among employees was factored into the decision. Finally, the Compensation Committee considered the Company's financial performance and its ability to absorb any increases in salaries.

         Other comparable companies included distributors of computers, electronics, pharmaceuticals, food and office supplies with similar or larger annual revenues. The Committee believes that the dynamics of such kinds of companies in the distribution industry are similar to the Company.

         The Committee believes that it sets Company base salaries within the range of salaries paid by the majority of the peer corporations which are in the distribution industry and included in the "Stock Price Performance Graph" on page 16. In developing base salary ranges, in addition to the peer corporations, the Committee also considered each Executive Officer's experience level and scope of responsibility as well as considering a March 1997 compensation study prepared by the Company's human resources department. The study included a survey of compensation of many of the peer companies which are in the distribution industry and included in the "Stock Price Performance Graph" on page 16 as well as other regional and market data. In conducting its salary deliberations, the Committee did not strictly tie senior executive base pay to a defined competitive standard. Rather, the Committee elected to maintain flexibility in its decision making capacity so as to permit salary recommendations that best reflect the individual contributions made by the Company's top executives.

         Base salaries for Executive Officers are determined with references to a position rate for each officer. These position rates are determined annually by evaluating the responsibilities of the position and comparing it with other executive officer positions in the market place. It is often difficult to compare the duties and responsibilities of Company Executive Officers to those included in the peer group or in competitive positions because comparable job titles are not necessarily comparable to duties and responsibilities. However, the Committee generally sought to establish base salaries within the range of the peer group companies and the companies surveyed by its human resources department and based upon the nature of the Executive Officer position.

         Based upon his strategic direction and the Company's continuing sustained growth and increasing market share, the Committee set the base salary of its Chief Executive Officer, Steven A. Raymund, within the range referred to above.

         The Compensation Committee established targets for the annual base salary and the cash bonus awards for Mr. Raymund based upon his responsibilities compared to the breadth and scope of the responsibilities of other chief executive officers of companies in the distribution industry. The Committee then splits such targeted annual earnings evenly between base salary and cash bonus awards. The cash bonus awards are based exclusively upon attaining certain pre-established earnings per share goals.

                  CASH BONUS AWARDS

         Each Executive Officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus award. These cash bonuses generally are paid pursuant to an incentive compensation plan established at the beginning of a fiscal year in connection with the Company's preparation of its annual operating budget for such year. Under the incentive compensation plan, an Executive Officer's potential bonus for a given year is established at a fixed dollar amount and consists of non-discretionary awards which are tied to the financial performance of the Company for such year in relation to the Company's operating budget and discretionary awards which are based on accomplishments achieved by the executive during such year in his or her area of responsibility. In formulating recommendations to the Board with respect to cash bonus awards, the Compensation Committee members evaluate the Executive Officer's responsibilities and role in the Company and such other factors as they deem relevant to motivate such executive to achieve strategic budgeted performance levels.

         Non-discretionary awards are based on the financial performance of the Company, currently based primarily upon attaining certain pre-established earnings per share goals. Executive Officers received 70% - 100% of their non-discretionary potential bonus based upon the quantitative corporate performance levels. Discretionary awards are based upon qualitative objectives established at the beginning of each half of the fiscal year.

                  STOCK OPTION AWARDS

         The Company maintains stock option plans which are designed to align Executive Officers' and shareholders' interests in the enhancement of shareholder value. The long-term component of the Company's incentive compensation program consists of the grant of non-transferable stock options. The stock options are designed to create a mutuality of interest with shareholders by motivating the Chief Executive Officer and the other Executive Officers and key employees to manage the Company's business so that the shareholders' investment will grow in value over time. Stock options are granted under these plans by the outside directors of the Board. Executive Officers are eligible to receive options under these plans. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees of the Company, including Executive Officers, as part of their overall compensation package, are eligible for participation in the Company's Stock Option Plans, whereby they are granted at no less than fair market value on the date of grant, and are exercisable in annual installments beginning two years after the date of grant. Because no benefit is received unless the Company's stock price performs favorably, awards under the Stock Option Plans are intended to provide incentives for Executive Officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value.

         In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. The Compensation Committee, which also serves as the Stock Option Committee, evaluates the Company's overall financial performance for the year, the desirability of long-term service from an Executive Officer and the number of options issued to other executive officers in the Company with the same, more or less responsibility than the Executive Officer at issue. To encourage long-term performance, options vest over a five-year period and remain outstanding for ten years.

         The Compensation Committee believes that stock option awards are the incentive for continued growth and performance. The amount of the grants are principally based on overall consolidated results of the Company, achievement of Company objectives, individual performance, including managerial effectiveness, initiative and team work, and are in such amounts that reflect what the Committee believes are necessary to attract, retain and motivate senior management and other key employees.

                                    COMPENSATION COMMITTEE

                                    Donald F. Dunn, Chairman
                                    Charles E. Adair
                                    Daniel M. Doyle
                                    David M. Upton
                                    John Y. Williams

May 4, 1998

         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consists of Charles E. Adair, Daniel M. Doyle, Donald F. Dunn, David M. Upton and John Y. Williams. None of the Committee members are Executive Officers of the Company.

DIRECTORS' COMPENSATION

         Directors who are not employees of the Company received a $15,000 annual retainer fee and a $1,500 attendance fee for each meeting plus reimbursement for out-of-pocket expenses. Members of the Audit and Compensation Committees receive a $1,000 attendance fee when meetings of such Committees are not held on the same day as a Board of Directors meeting.

         Pursuant to the terms of the Directors' Stock Option Plan, each non-employee director who for the first time is appointed a director of the Company receives a New Director Grant of an option to purchase 5,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of Common Stock at the date of grant. Each non-employee director who is re-elected or otherwise continues to serve on the Board will receive on the date of each annual shareholders meeting an Annual Director Grant consisting of an option to purchase 1,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of Common Stock at the date of each annual shareholders meeting, provided the director has served on the Board for at least six months. New Director Grants vest 20% per year over five years from the date of grant and Annual Director Grants vest after one year from the date of grant.

EMPLOYMENT AGREEMENTS

         Effective as of January 31, 1991, the Company entered into a ten-year employment agreement with Edward C. Raymund. During the employment period which began on February 1, 1994 and ends on January 31, 2001, Mr. Raymund receives an annual salary of $176,400 provided that the Irrevocable Proxy is renewed. See "Principal Shareholders." Pursuant to a settlement agreement between Mr. Raymund and his former wife, Annette L. Raymund, Mrs. Raymund shares fifty percent of Mr. Raymund's salary in accordance with an amendment to the employment agreement dated November 13, 1992. The employment agreement, as amended, also provides for the continuation of fifty percent of Mr. Raymund's salary to Annette L. Raymund and fifty percent to his designated beneficiary in the event of his death prior to January 31, 2001, provided that the Irrevocable Proxy is renewed. The employment agreement further provides that the Company shall continue to cause Mr. Raymund to be a nominee and support such nomination for election as a member of the Board of Directors so long as he owns of record or beneficially 250,000 or more shares of Common Stock of the Company.


STOCK OPTION PLANS

         The Company adopted the 1990 Incentive and Non-Statutory Stock Option Plan (the "1990 Plan") in June 1990 in order to grant options to its officers and employees and for certain other individuals providing services to or acting as directors of the Company to enable them to acquire or increase their proprietary interest in the Company. A total of 10,000,000 shares of Common Stock have been reserved for issuance pursuant to the 1990 Plan. As of January 31, 1998, there were 3,864,545 shares underlying unexercised options granted under the 1990 Plan and 4,506,450 shares available for grant under such Plan. The 1990 Plan is administered by the compensation committee of the Board of Directors. All options under the 1990 Plan must be granted at an exercise price of not less than fair market value on the date of grant. Options granted under the 1990 Plan vest over five years following the date of grant. Options granted to an optionee terminate ninety days after termination of employment except for termination for cause. In the event of disability, retirement or death of an optionee, options become immediately and fully exercisable and expire one year after the date of such event. No options may be granted under the 1990 Plan after June 21, 2000.

         The Company adopted the 1995 Non-Employee Directors Non-Statutory Stock Option Plan (the "1995 Plan") in June 1995 in order to grant options to its non-employee directors for acting as directors of the Company, and like the 1990 Plan, to enable them to acquire or increase their proprietary interest in the Company. A total of 100,000 shares of Common Stock were reserved for issuance pursuant to the 1995 Plan. As of January 31, 1998, there were 16,000 shares underlying unexercised options granted under the 1995 Plan and 82,000 shares available for grant under such Plan. The 1995 Plan is considered a "formula plan." Grants under such Plan and the amount, nature and timing of the grants are automatically determined and are not subject to the determination of the Board or any option committee. All options under the 1995 Plan must be granted at an exercise price of not less than fair market value on the date of grant. See "Directors Compensation." Options granted to an optionee terminate ninety days after the optionee ceases to be a member of the Board. Options also become immediately and fully exercisable and terminate after one year in the case of disability or death of the optionee. No options may be granted under the 1995 Plan after June 20, 2005.

EMPLOYEE STOCK OWNERSHIP PLAN

         All U.S. employees of the Company are eligible to participate in its ESOP. Employees automatically become participants in the ESOP after one year of qualified service. Each year the Company may contribute an amount to the plan that it determines in its sole discretion. The Board of Directors approved a contribution of $2,500,000 for the fiscal year ended January 31, 1998. Contributions to the ESOP may be made either in Common Stock of the Company or in cash. Each employee who is a participant in the ESOP on the last day of the plan year is entitled to share in the Company's contributions for that year, as are employees (or their beneficiaries) who are not participants on the last day of the year because of retirement, disability or death during the year. Each employee shares in the Company's contribution to the ESOP in the same percentage that his salary bears to the total amount of salaries paid during the year to all participants entitled to share in the Company's contribution. The amount in each participant's account vests fully after seven years.

EMPLOYEE STOCK PURCHASE PLAN

         All U.S. and Canadian employees of the Company are entitled to participate in the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), approved by shareholders in June 1995. The Stock Purchase Plan provides incentives to present and future employees of the Company and its subsidiaries to share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Stock Purchase Plan is an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). A maximum of 1,000,000 shares of Common Stock are available for issuance under the Stock Purchase Plan. The Stock Purchase Plan has an indefinite term.

         The price per share to be paid by participants under the Stock Purchase Plan is not less than 85% of the fair market value of the Common Stock on the exercise date. The exercise price is payable through payroll deductions from the participant's compensation and lump-sum contributions by the participant. No participant will be granted an option which permits him to purchase in excess of $25,000 of fair market value of Common Stock per calendar year.

RETIREMENT SAVINGS PLAN

         The Company's retirement savings plan (the "Savings Plan") combines a salary deferral arrangement with matching Company contributions. The Company's U.S. employees are eligible to participate in the Savings Plan once they have completed a year of service.

         The Savings Plan permits a qualified employee to defer a portion of his compensation in accordance with the provisions of Section 401(k) of the Code, as amended. The Company may match amounts deferred in the Savings Plan and, in its discretion, make additional retirement contributions to the Savings Plan from Company profits. The maximum deferred amount of total compensation permitted under the Savings Plan for an employee during the plan year ended December 31, 1997 was $9,500. The Board of Directors approved matching Company contributions to the Savings Plan for the fiscal year ended January 31, 1997 of $.50 per dollar of the first 5% of salary deferred by an employee up to the first $1,000 deferred. The Company's matching contribution for fiscal year 1998 amounted to $666,000. The amount deferred by an employee in his account and the amount in his matching account are fully vested at all times. Any retirement contributions made by the Company become fully vested after seven years.

DEFERRED COMPENSATION PLAN

         In fiscal 1997, the Company established the Tech Data Corporation Deferred Compensation Plan (the "Deferred Compensation Plan") which provides designated senior management employees and members of the Board of Directors the opportunity to make pre-tax deferrals from compensation to accumulate tax deferred earnings. The Deferred Compensation Plan is designed to be a supplement to those employees that are limited by the rules of Tech Data's Savings Plan as to the amounts the employee can save on a tax-deferred basis. Participants in the Deferred Compensation Plan elected to defer approximately $2,200,000 of income in calendar year 1998.

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with The Nasdaq Stock Market (U.S.) Index and the Standard Industrial Classification ("SIC") Code Index (SIC Code 5045 - Computer and Computer Peripheral Equipment and Software). This graph assumes that $100 was invested on January 31, 1993 (or such later date the applicable company registered its common stock under Section 12 of the Securities Exchange Act of 1934) in the Company's Common Stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.






         (1) The Company has changed its "peer group" performance index to an index of companies included in SIC Code 5045 to provide a better comparison to the Company's business. In the past, the Company compared its stock price performance to a "peer group" of companies which consisted of Arrow Electronics, Inc., Avnet, Inc., Marshall Industries, Merisel, Inc., SED International, Inc., United Stationers, Inc. and Western Micro Technology.

         The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

              APPROVAL TO INCREASE MAXIMUM NUMBER OF BOARD MEMBERS

         On March 27, 1998, subject to the Shareholder's approval, the Board of Directors voted to amend the Company's Amended and Restated Articles of Incorporation regarding the maximum number of directors who may serve on the Board. The Amended and Restated Articles of Incorporation are commonly called the "corporate charter" and it is the basic document which governs the organization of the Company. The amendment increases the maximum number of members of the Board of Directors from nine to thirteen.

         This charter amendment will become effective if approved at the meeting by Shareholders who hold a majority of all the outstanding shares of Common Stock as well as a majority of the outstanding shares of Preferred Stock. If a majority of the outstanding shares of each class of capital stock approve the amendment, the charter amendment will be filed with the Florida Secretary of State and it will go into effect immediately.

         The current maximum of nine directors was approved by the Shareholders in 1986. Today, however, the Board believes that the Company's increased size and the greater number of matters that call for Board attention create a need for a larger and more diversified Board. Specifically, the Board is likely to benefit if other professions and disciplines are represented among its members. The Company's Board of Directors now has seven members (with nominees named herein to increase the size to nine). After the Annual Meeting, the Board will have nine members if all of the Board's nominees are elected. However, the Board has determined that an increase in the maximum number of directors is necessary to meet the Company's growing needs, and that as many as thirteen directors can, in time, constitute an efficient Board to oversee the Company.

         There is no plan at this time to add specific candidates to the Board other than the nominees named in this Proxy Statement. The charter amendment will permit the election of the best qualified candidates if and when they are identified. No resignation by any current director, and no threat to resign or refusal to serve has prompted this amendment nor did the Board adopt it in response to any Shareholder action or proposal. Pursuant to an agreement to acquire a majority interest in Computer 2000 AG from Klockner & Co. AG (Klockner & Co. AG is a subsidiary of Munich-based conglomerate VIAG AG), management of the Company has agreed to support the appointment of a representative of VIAG AG to the Company's Board. The Computer 2000 AG transaction, which is subject to regulatory approvals, Board approval and other terms and conditions, is expected to be completed by June 30, 1998. No person has been designated by VIAG AG to serve on the Company's Board at this time.

         THE BOARD OF DIRECTORS UNANIMOUSLY VOTED "FOR" THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE MAXIMUM NUMBER OF BOARD MEMBERS FROM NINE TO THIRTEEN.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Price Waterhouse LLP has served as independent accountants of the Company since the fiscal year ended January 31, 1986.

         A representative of Price Waterhouse LLP will be present at the annual meeting of shareholders. Such representative will be available to respond to appropriate questions and may make a statement if he so desires.

         THE BOARD OF DIRECTORS UNANIMOUSLY VOTED "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 1999.

                              SHAREHOLDER PROPOSALS

         Proposals which shareholders intend to present at the 1999 Annual Meeting of Shareholders must be received by the Company no later than January 2, 1999 to be eligible for inclusion in the proxy material for that meeting.

                                  OTHER MATTERS

         Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                                    By Order of the Board of Directors,





                                    Arthur W. Singleton
                                    Vice President, Treasurer and Secretary

                                    EXHIBIT A

PROPOSED AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF
INCORPORATION

         RESOLVED, that Article IX, subpart (i) of the Company's Amended and Restated Articles of Incorporation is hereby amended by deleting it in its entirety and replacing it with the following:

                  "(i) The number of directors shall consist of not less than one nor more than thirteen members, the exact number of which will be fixed from time to time in accordance with the By-Laws of the Corporation".

                                                                        APPENDIX

                                      PROXY

                              TECH DATA CORPORATION
                                  P.O. BOX 6260
                            CLEARWATER, FL 34618-9938

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Arthur W. Singleton as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of Common Stock of Tech Data Corporation held of record by the undersigned on May 1, 1998, at the Annual Meeting of Shareholders to be held on June 23, 1998, or any adjournment thereof.

1. TO ELECT TWO DIRECTORS to hold office until the 1999 Annual Meeting of Shareholders, TO ELECT ONE DIRECTOR to hold office until the 2000 Annual Meeting of Shareholders and TO ELECT THREE DIRECTORS to hold office until the 2001 Annual Meeting of Shareholders, all to hold office until their successors are duly elected and qualified.

        FOR                       WITHELD           NOMINEES: Jeffery P. Howells, David M. Upton,
      NOMINEES                    NOMINEES          Anthony A. Ibarguen, Charles E. Adair, Edward
   LISTED AT RIGHT            LISTED AT RIGHT       C. Raymund and John Y. Williams
                                                    FOR the six nominees listed above EXCEPT for
                                                    the following:
       [   ]                       [   ]
                                                    ---------------------------------------------

                                                    ---------------------------------------------

                                                    ---------------------------------------------

2. TO CONSIDER AND VOTE upon a proposal recommended by the Board of Directors to approve an amendment to Company's Amended and Restated Articles of Incorporation to increase the number of board members from a maximum of nine to a maximum of thirteen members.

3. TO CONSIDER AND VOTE to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending January 31, 1999.

           FOR______           AGAINST_______           ABSTAIN_______

4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. ANY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN 1 ABOVE AND FOR PROPOSALS 2 AND 3.